SECRETARY OF STATE

                                     [SEAL]

                                 STATE OF NEVADA




                                CORPORATE CHARTER



I, DEAN HELLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that CONCIERGE TECHNOLOGIES, INC. did on April 20, 2005 file in this office the original Articles of Incorporation; that said Articles are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.



                           IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office, in Carson City, Nevada, on April 20, 2005.

[SEAL]                     /s/ Dean Heller

                                  DEAN HELLER
                                  Secretary of State

                           By /s/ Judith M. Ventura
                                  Certification Clerk











                                                                     Exhibit 3.7
                                                               Page 1 of 4 Pages

           DEAN HELLER                                      Entity #
           Secretary of State                               E0227302005-8
[SEAL]     204 North Carson Street, Suite 1                 Document Number:
           Carson City, Nevada 89701-4299                   20050136750-69
           (775) 684-5708                                   Date Filed:
           Website:  secretaryofstate.biz                   4/20/2005 8:46:15 AM
                                                            In the office of
                                                            /s/ Dean Heller
                                                            Dean Heller
                                                            Secretary of State

                            Articles of Incorporation
                              (Pursuant to NRS 78)

1.       Name of Corporation:
         -------------------

         CONCIERGE TECHNOLOGIES, INC.

2.       Resident Agent Name and Street Address:
         --------------------------------------

         Capitol Corporate Services, Inc.
         202 S. Minnesota Street
         Carson City, Nevada 89703

3.       Shares:
         ------

         Number of shares                                   Number of shares
         with par value: 200,000,000     Par value $0.001   without par value: 0

         [continued on attachment]

4.       Names and Addresses of Board of Directors:
         -----------------------------------------

David Neibert
24028 Clarington Drive
West Hills, CA 91304
James E. Kirk
1401 Kirby, N.E.
Albuquerque, NM 87112
Samuel C.H. Wu
1202 Tower I, Admiralty Centre
18 Harcourt Road
Hong Kong, China

         [continued on attachment]

                                                                     Exhibit 3.7
                                                               Page 2 of 4 Pages

5.       Purpose:
         -------

         The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of Nevada other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the Nevada Corporations Code.

6.       Names, Address and Signature of Incorporator:
         --------------------------------------------

         Michelle Ellis                                  /s/ Michelle Ellis
         202 S. Minnesota Street, Carson City, NV 89703

7.       Certificate of Acceptance of Appointment of Resident Agent:
         ----------------------------------------------------------

         I hereby accept appointment as Resident Agent for the above named corporation.

         /s/ Michelle Ellis                                          4/19/2005
         Authorized Signature of R.A.. or on Behalf of R.A. Company



















                                                                     Exhibit 3.7
                                                               Page 3 of 4 Pages

Attachment to:
Concierge Technologies, Inc.
Articles of Incorporation


3.       Shares (continued):

         The authorized capital of the corporation shall be 190 million shares of common stock, $0.001 par value, and 10 million shares of preferred stock, $0.001 par value.

         The preferred stock may be issued in series. The board of directors is authorized to determine the designation of each series of preferred stock, to fix the number of shares of each series, to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series, and to increase the number of shares of any series subsequent to the issue of shares of such series.

4.       Names and Addresses of Board of Directors (continued):

Allen E. Kahn
7547 W. Manchester Ave., No. 325
Los Angeles, CA 90045
F. Patrick Flaherty
637 29th Street
Manhattan Beach, CA 90266
Marc Angell
1575 Spinnaker Dr
Suite 204A
Ventura, CA 93001
Pat Rodden
411 SW Second Ave.
Third Floor
Portland, OR 97204

5. Purpose (continued): The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of Nevada other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the Nevada Corporations Code.








                                                                     Exhibit 3.7
                                                               Page 4 of 4 Pages